Table of Content of Pending Re-registration batch items of Hubei Minkang Pharmaceutical Co., Ltd in June 2011

[Seal] Department of Administration of
Hubei Mingkang Pharmaceutical Co., Ltd.

Serial No.	Name of the drug	Form of Dosage	Specification	Serial No. of Approval Document
1	Cephalexin and Trimethoprim Capsules	Capsule	0.25g	GYZZ H42021346
2	Cephalexin and Trimethoprim Capsules	Capsule	0.125g	GYZZ H42021347
3	Prednisone Acetate Tablets	Tablets(white pill)	5mg	GYZZ H42021264
4	Dexamethasone Sodium Injection	Small-volume mixture by injection	1ml:2mg	GYZZ H42021336
5	Dexamethasone Sodium Injection	Small-volume mixture by injection	1ml:5mg	GYZZ H42021337
6	Ginkgo Leaf Extract and Dipyridamole Injection	Small-volume mixture by injection	10ml	GYZZ H42022869
7	Ginkgo Leaf Extract and Dipyridamole Injection	Small-volume mixture by injection	5ml	GYZZ B42022870
8	Sterilized Water for Injection	Small-volume mixture by injection	5ml	GYZZ H42022166
9	Aminophylline Injection	Small-volume mixture by injection	2ml:0.25g	GYZZ H42021071
10	Galantamine Hydrobromide Injection	Small-volume mixture by injection	1ml:2.5mg	GYZZ H42021072
11	Gentamicin Sulfate Injection	Small-volume mixture by injection	2ml:80 thousand units	GYZZ H42021342
12	Gentamicin Sulfate Injection	Small-volume mixture by injection	2ml:40 thousand units	GYZZ H42021343
13	Vitamin B12 Injection	Small-volume mixture by injection	1ml:0.5mg	GYZZ H42021348
14	Vitamin C Injection	Small-volume mixture by injection	2ml:0.1g	GYZZ H42021351
15	Vitamin C Injection	Small-volume mixture by injection	2ml:0.5g	GYZZ H42021352
16	Lincomycin Hydrochloride Injection	Small-volume mixture by injection	2ml:0.6g(refer to C18H34N206S)	GYZZ H42021355

Translator’s Declaration:

I, Certify that I have carefully read the original Simplified Chinese document AND I confirm that this translation is a true and accurate English version of such original to the best of my knowledge and belief.

Zhao Zhang	/s/ Zhao Zhang
Certified Translator (Canada)
Certified Member in good standing Status: Society of Translators and Interpreters of British Columbia (S.T.I.B.C. www.stibc.org),
Membership Number No: 04-10-2471

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Table of Content of Pending Re-registration batch items of Hubei Minkang Pharmaceutical Co., Ltd in June 2011

[seal] Department of Administration of
Hubei Mingkang Pharmaceutical Co., Ltd.
Serial No.	Name of the drug	Form of Dosage	Specification	Serial No. of Approval Document
17	Ephedrine Hydrochloride Injection	Small-volume mixture by injection	1ml:30mg	GYZZ H42021356
18	Hypoxanthine Riboside Injection	Small-volume mixture by injection	2ml:0.1g	GYZZ H42021517
19	Chlorpheniramine Maleate Injection	Small-volume mixture by injection	1ml:10mg	GYZZ H42021518
20	Vitamin B1 Injection	Small-volume mixture by injection	2ml:0.1g	GYZZ H42021519
21	Vitamin B6 Injection	Small-volume mixture by injection	1ml:50mg	GYZZ H42021520
22	Vitamin B6 Injection	Small-volume mixture by injection	2ml:0.1g	GYZZ H42021521
23	Honghua Injection	Small-volume mixture by injection	20ml in each bottle	GYZZ Z42021431
24	Honghua Injection	Small-volume mixture by injection	5ml in each bottle	GYZZ Z42021432
25	Radix Isatidis Injection	Small-volume mixture by injection	2ml in each bottle	GYZZ Z42021406
26	Radix Bupleuri Injection	Small-volume mixture by injection	2ml in each bottle	GYZZ Z42021407
27	Salvia Miltiorrhiza Injection	Small-volume mixture by injection	10ml in each bottle	GYZZ Z42021409
28	Compound Angelica Sinensis Injection	Small-volume mixture by injection	2ml in each bottle	GYZZ Z42021410
29	Houttuynia Cordata Injection	Small-volume mixture by injection	10ml in each bottle	GYZZ Z42021427
30	Injection for Clearing Heat and Expelling Miasma	Small-volume mixture by injection	2ml in each bottle	GYZZ Z42021440
31	Xiangdan Injection	Small-volume mixture by injection	10ml in each bottle	GYZZ Z42021521

Translator’s Declaration: Refer to the title page of this 2 page “Table of Content of Pending Re-registration batch items of Hubei Minkang Pharmaceutical Co., Ltd in June 2011”

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